UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

SCHEDULE 14A
(Rule 14a-101)

_______________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Helios and Matheson Analytics Inc.

(Name of Registrant as Specified in Its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount previously paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

May 1, 2019

To our stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of Helios and Matheson Analytics Inc. on May 24, 2019. The meeting will begin promptly at 10:00 a.m. ET and will be accessible virtually via the Internet at www.meetingcenter.io/290682481. You will need the password for the Special Meeting and the control number included on your proxy card to access the Special Meeting. The password for the Special Meeting is HMNY2019. You will not be able to attend the Special Meeting in person.

The official Notice of Special Meeting of Stockholders, proxy statement, proxy card and return envelope are included with this letter. The matters listed in the Notice of Special Meeting of Stockholders are described in detail in the proxy statement.

The vote of every stockholder is important. Whether or not you plan to attend the virtual Special Meeting, please cast your vote as promptly as possible, as instructed in the accompanying proxy statement.

Sincerely,
HELIOS AND MATHESON ANALYTICS INC.
/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

HELIOS AND MATHESON ANALYTICS INC.
EMPIRE STATE BUILDING 350 FIFTH AVENUE
NEW YORK, NEW YORK 10118

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2019

To the stockholders of HELIOS AND MATHESON ANALYTICS INC.

PLEASE TAKE NOTICE that a special meeting (the “Special Meeting”) of Stockholders of Helios and Matheson Analytics Inc. (the “Company”) will be held at 10:00 a.m. ET, on May 24, 2019. You may attend the meeting and any and all adjournments or postponements thereof, virtually via the Internet at www.meetingcenter.io/290682481 where you will be able to vote electronically. You will need the password for the Special Meeting and the control number included on your proxy card to access the Special Meeting. The password for the Special Meeting is HMNY2019. You will not be able to attend the Special Meeting in person. The Special Meeting will be held for the following purposes:

1.      to approve an amendment to the Company’s certificate of incorporation to effect a one-time reverse stock split (the “Reverse Split Amendment”) of common stock at a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-1,000 shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement (the “Reverse Split Proposal”);

2.      if the Reverse Split Proposal is approved, to approve an amendment to the Company’s certificate of incorporation to reduce the number of shares of the Company’s authorized common stock from 5,000,000,000 to 2,000,000,000 and to decrease the total number of authorized shares of capital stock from 5,002,000,000 to 2,002,000,000 (the “Authorized Shares Reduction Proposal”); and

3.      to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Authorized Shares Reduction Proposal or the Reverse Split Proposal at the time of the Special Meeting or in the absence of a quorum (the “Adjournment Proposal”).

Only stockholders of record at the close of business on March 25, 2019 are entitled to notice of and to vote at this Special Meeting and any adjournment or postponement thereof.

You may vote at the Special Meeting or by proxy. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important. Whether or not you plan to virtually attend the Special Meeting, please cast your vote as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the internet or by telephone. It is convenient and it saves us significant postage and processing costs.

BY ORDER OF THE BOARD OF DIRECTORS
	By:	/s/ Robert Damon
Robert Damon Interim Chief Financial Officer and Secretary
May 1, 2019 New York, New York

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

i

HELIOS AND MATHESON ANALYTICS INC.

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. ET on May 24, 2019

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of Helios and Matheson Analytics Inc. (the “Company,” “we,” “us” and “our”) is soliciting proxies for a special meeting of stockholders and any adjournments or postponements thereof (the “Special Meeting”). The Special Meeting will be held virtually via the Internet at www.meetingcenter.io/290682481 on May 24, 2019, at 10:00 a.m. ET. This proxy statement and the accompanying form of proxy card are first being mailed on or about May 1, 2019 to all holders of our common stock, our Series A Preferred Stock and our Series B Preferred Stock of record on March 25, 2019. We refer to our Series A Preferred Stock and Series B Preferred Stock together as the “Preferred Stock.”

The information provided below is a summary of the information included in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS REGARDING THE SPECIAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Special Meeting or this proxy statement.

Q: What proposals will be voted on at the Special Meeting?

A: There are three proposals scheduled to be voted on at the Special Meeting:

1.      to approve an amendment to the Company’s certificate of incorporation to effect a one-time reverse stock split (the “Reverse Split Amendment”) of common stock at a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-1,000 shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement (the “Reverse Split Proposal”) (Proposal 1);

2.      if the Reverse Split Proposal is approved, to approve an amendment to the Company’s certificate of incorporation to reduce the number of shares of the Company’s authorized common stock from 5,000,000,000 to 2,000,000,000 and to decrease the total number of authorized shares of capital stock from 5,002,000,000 to 2,002,000,000 (the “Authorized Shares Reduction Proposal”) (Proposal 2); and

3.      to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Reverse Split Proposal or the Authorized Shares Reduction Proposal at the time of the Special Meeting or in the absence of a quorum (the “Adjournment Proposal”) (Proposal 3).

Q: What is the Board’s voting recommendation?

A: The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•        FOR the Reverse Split Proposal (see Proposal 1);

•        FOR the Authorized Shares Reduction Proposal if the Reverse Split Proposal is approved (see Proposal 2); and

•        FOR the Adjournment Proposal (see Proposal 3).

Q: Who can vote at the Special Meeting?

A: Our Board has set March 25, 2019 as the record date (the “record date”) for determining the stockholders entitled to notice of and to vote at the Special Meeting. All stockholders of record who own shares of our common stock and shares of the Preferred Stock as of the close of business on the record date may virtually attend and vote at the Special Meeting. For each share of common stock held of record as of the record date, the holder is entitled to one vote on each proposal to be voted on. For each share of the Series A Preferred Stock held of record on the record date, the holder will be entitled to 3,205 votes on all matters on which stockholders are entitled to vote generally and one vote on all matters on which the holders of the Series A Preferred Stock are entitled to vote as a separate class. However, the number of votes that a holder of Series A Preferred Stock will be entitled to cast on any matter on which stockholders are entitled to vote generally, when aggregated with any of our other voting securities held by such holder, cannot exceed 19.9% of the outstanding voting power of the Company as of June 21, 2018. For each share of Series B Preferred Stock held of record as of the record date, the holder will be entitled to 16,667 votes on all matters on which stockholders are entitled to vote generally and one vote on all matters on which the holders of Series B Preferred Stock are entitled to vote as a separate class. However, the number of votes that a holder of Series B Preferred Stock will be entitled to cast on any matter on which stockholders are entitled to vote generally, when aggregated with any of our other voting securities held by such holder, cannot exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series B Preferred Stock held by such holder.

As of the record date, 2,001,541,260 shares of our common stock were outstanding, 20,500 shares of Series A Preferred Stock were outstanding and 60,000 shares of Series B Preferred Stock were outstanding. Stockholders do not have the right to cumulate votes.

Q: How can I attend the Special Meeting?

A: The Special Meeting will be a completely virtual Special Meeting. There will be no physical meeting location. The Special Meeting will only be conducted via live webcast. To attend the virtual Special Meeting, visit www.meetingcenter.io/290682481 and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is HMNY2019. You may begin to log into the meeting platform beginning at 9:45 a.m. ET on May 24, 2019. The Special Meeting will begin promptly at 10:00 a.m. ET on May 24, 2019.

If you wish to submit a question, you may do so during the meeting, once logged into the virtual meeting platform, by typing your question into the “Ask a Question” field and clicking “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Many of our stockholders hold their shares through a bank, broker or other nominee rather than of record directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the proxy materials have been sent directly to you. As the stockholder of record, you have the right to grant your proxy to the Company’s representatives or to vote virtually at the Special Meeting.

Beneficial Owners

If your shares are held by a bank, in a brokerage account or by another nominee, you are considered the beneficial owner of the shares. In this instance, your bank, broker or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the proxy materials to you. We sometimes refer to stockholders who hold their shares through a bank, broker or other nominee as “beneficial owners.” As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote. You can also attend the Special Meeting and vote virtually your shares if you register in advance using the instructions below and request a proxy from the bank, broker or other nominee giving you the right to vote the shares at the Special Meeting. To register to attend the Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to Computershare. Requests for registration should be directed to Computershare, HMNY — Legal Proxy, 462 South 4th Street, Suite 1600, Louisville, KY 40202. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 20, 2019. You will receive a confirmation of your registration, along with a control number, by email after we receive your registration materials.

Q: How many votes does the Company need to hold the Special Meeting?

A: According to our bylaws, the holders of (i) a majority of the outstanding shares of our common stock and our Preferred Stock entitled to vote at the Special Meeting, (ii) a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, (iii) a majority of the outstanding shares of our Series A Preferred Stock entitled to vote at the Special Meeting, and (iv) a majority of the outstanding shares of our Series B Preferred Stock entitled to vote at the Special Meeting must be present or represented at the Special Meeting by proxy in order for the Company to hold the meeting and conduct business. This is called a quorum. Shares for which abstentions or broker “non-votes” occur are counted as present for the purpose of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. As all proposals are “routine,” we do not expect any broker non-votes.

Shares are counted as present at the meeting or represented at the meeting by proxy if you are present virtually at the meeting or if you have properly submitted a proxy card or your duly authorized proxy otherwise virtually attends the meeting.

Q: What is the voting requirement to approve each of the proposals?

A: Assuming a quorum is present at the Special Meeting, the votes of our stockholders required to approve each of the proposals are set forth below.

Proposal 1: Reverse Split Proposal.    The affirmative vote of the holders of (i) a majority of the voting power of outstanding shares of our common stock and the Preferred Stock, voting together as a single class, (ii) a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, and (iii) a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single class, in each case, entitled to vote at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal.

Proposal 2: Authorized Shares Reduction Proposal:    The affirmative vote of the holders of (i) a majority of the voting power of outstanding shares of our common stock and the Preferred Stock, voting together as a single class, (ii) a majority of our outstanding shares of common stock, voting separately as a single class, (iii) a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, and (iv) a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single class, in each case, entitled to vote at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal.

Proposal 3: Adjournment Proposal.    If a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of our common stock and Preferred Stock entitled to vote, voting together as a single class, and that voted for or against or expressly abstained with respect to this proposal, will be required for approval of this proposal. In the absence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of our common stock and Preferred Stock entitled to vote, voting together as a single class, represented in person or by proxy at the Special Meeting will be required for approval of this proposal.

Q: If I vote against the proposals, do I have appraisal or dissenter’s rights?

A: No, Delaware law does not provide for appraisal or dissenter’s rights in connection with the proposals to be voted on at the Special Meeting.

Q: Who counts the votes?

A: Votes cast by proxy or at the Special Meeting will be tabulated and certificated by the inspector of elections who will also determine whether or not a quorum is present. A representative of Computershare will serve as the inspector of elections.

Q: What happens if I do not cast a vote?

A: If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Special Meeting. If you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board in favor of each of the proposals.

Proposal 1, Proposal 2 and Proposal 3 are considered by the NYSE to be “routine” matters. Therefore, if you are a beneficial owner and you do not instruct your broker how to vote with respect to Proposal 1, Proposal 2 and Proposal 3, your broker may exercise its right to vote on your behalf with respect to these proposals.

Q: How can I vote my shares at the Special Meeting?

A: Shares held directly in your name as the stockholder of record may be voted virtually via the Internet during the Special Meeting. You will need the password for the meeting and the control number included on your proxy card to access the Special Meeting. Even if you plan to virtually attend the Special Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting. If you are a beneficial owner of shares, you must request and receive in advance of the Special Meeting a legal proxy from your bank, broker or other nominee in order to vote at the Special Meeting.

Q: How can I vote my shares in advance, without attending the Special Meeting?

A: Whether you hold shares directly as the stockholder of record or you are a beneficial owner, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote as follows:

Vote by Internet.    You can vote via the internet at www.investorvote.com/HMNY or you may scan the QR code on your proxy card with your smartphone and, once you are at the website, follow the online instructions. You will need information from your proxy card to vote via the internet. Internet voting is available 24 hours a day.

Vote by Telephone.    You can vote by telephone by calling the toll-free telephone number 1-800-652-VOTE (8683). You will need your proxy card to vote by telephone. Telephone voting is available 24 hours a day.

Vote by Mail.    You can vote by marking, dating and signing your name exactly as it appears on the proxy card you received, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should have received this proxy statement and voting instructions, which include the following, from your bank, broker or other nominee:

Vote by Internet.    You can vote via the internet by following the instructions on the Voting Instruction Form provided to you. Once there, follow the online instructions. Internet voting is available 24 hours a day.

Vote by Telephone.    You can vote by telephone by calling the number provided on your Voting Instruction Form. Telephone voting is available 24 hours a day.

Vote by Mail.    You can vote by marking, dating and signing your name exactly as it appears on the Voting Instruction Form, and returning it in the postage-paid envelope provided. Please promptly mail your Voting Instruction Form to ensure that it is received prior to the closing of the polls at the Special Meeting.

If you vote by any of the methods discussed above, you will be designating Theodore Farnsworth, our Chief Executive Officer, and/or Robert Damon, our Chief Financial Officer, as your proxies. They may act together or individually on your behalf. Submitting a proxy will not affect your right to virtually attend the Special Meeting and vote at the Special Meeting.

Q: How may my bank, broker or other nominee vote my shares if I fail to provide timely directions?

A: Banks, brokers and other nominees holding shares in street name for their customers are generally required to vote such shares in the manner directed by their customers. Because all proposals described in this proxy statement are considered to be “routine” matters, your broker will have discretion to vote your shares in the absence of timely directions from you.

Q: How can I change or revoke my vote?

A: Subject to any rules your bank, broker or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting.

Stockholders of record.    If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Special Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) participate in the Special Meeting virtually and voting (although participating in the Special Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be delivered to our Corporate Secretary at the Special Meeting or should be sent so as to be delivered, prior to the date of the Special Meeting, to our principal executive office, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, Attention: Robert Damon, Secretary.

Beneficial owners.    If you are a beneficial owner of shares, you may change your vote (1) by submitting new voting instructions to your bank, broker or other nominee, or (2) if you have obtained, from the bank, broker or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Special Meeting and voting. Your bank, broker or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the internet or by telephone may also change his, her or its vote by making a subsequent and timely internet or telephone vote prior to the date of the Special Meeting.

Q: Where can I find the voting results of the Special Meeting?

A: We will announce the preliminary voting results at the Special Meeting. We will also report the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”) within four business days after the date of the Special Meeting.

Q: Who are the proxies and what do they do?

A: Our Board designated Theodore Farnsworth and Robert Damon as proxies, as indicated on the proxy card. When you, as a stockholder of record, provide voting instructions in the proxy card, the named proxies vote your shares in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxies will vote as recommended by our

Board in favor of each of the proposals. If the Special Meeting is adjourned or postponed, the named proxies can vote the shares on the adjourned or postponed date as well.

Q: How are proxies solicited for the Special Meeting?

A: Our Board is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a bank, broker or other nominee holds our shares on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We have retained the services of Alliance Advisors to assist in the solicitation of proxies at a cost of approximately $8,500, plus reimbursement of certain expenses and the costs of a call campaign, which are expected to be at least $200,000.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?

A: We have adopted a procedure called “householding” which the Commission has approved. Under this procedure, we deliver one set of proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we send only a single copy of our proxy materials, such stockholder may contact our Corporate Secretary, in writing, at Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, Attention: Robert Damon, Corporate Secretary, or through telephone at (212)-979-8228.

Beneficial owners may contact their bank, broker or other nominee to request information about householding.

Q: What should I do if I receive more than one set of proxy materials?

A: If you receive more than one set of proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or Voting Instruction Form you receive to ensure that all of your shares are voted.

PROPOSAL 1

TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

(the Reverse Split Proposal)

The Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to the Company’s stockholders for their approval an amendment to the Company’s certificate of incorporation to effect a reverse split of the outstanding shares of the Company’s common stock in a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-1,000 shares (the “Reverse Split Amendment”), which ratio will be selected by the Board following stockholder approval and prior to the time of filing of a certificate of amendment with the Delaware Secretary of State and set forth in a public announcement. The Company previously sought stockholder approval of an amendment similar to the Reverse Split Amendment, as described in the proxy materials filed with the Commission on September 26, 2018 and January 29, 2019, but such approval was not obtained and the proposed reverse stock split was not effected. The Company now resubmits the proposal for the reasons described below. The proposed form of Reverse Split Amendment and Authorized Shares Reduction Amendment is attached to this proxy statement as Annex A.

The Board believes that a reverse split of our common stock is necessary to facilitate the Company’s stock being quoted on OTCQB® Venture Market or a national securities exchange and to make the Company’s stock more attractive to a broader range of institutional and other investors, as described below.

To alleviate the potential dilutive effect of the Reverse Split Amendment, following which the ratio of authorized common stock to issued and outstanding common stock will be higher than prior to the Reverse Split Amendment, the Company is also seeking approval of the Authorized Shares Reduction Proposal to decrease the number of authorized shares of common stock 5,000,000,000 to 2,000,000,000. As a result, if Proposal 2 is approved by stockholders, the number of shares of common stock authorized for future issuance following the Reverse Split Amendment will be limited to a total of 2,000,000,000 shares.

As of April 3, 2019, 3,001,394,590 shares of common stock were outstanding. If Proposal 1 is approved at the Special Meeting, the Company may issue the shares of common stock that would become available for issuance upon completion of any reverse stock split (i) pursuant to future securities offering transactions, (ii) pursuant to future acquisition transactions involving payment of consideration in equity securities of the Company, (iii) other general corporate purposes, and (iv) as of April 3, 2019, upon conversion or exercise of securities of the Company that are convertible into or exercisable for common stock, as described below:

•        10,440 shares of common stock available and reserved for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan;

•        29,364 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

•        10,201 shares of common stock issuable upon the exercise of warrants issued to Oath Inc. upon the closing of the acquisition of Moviefone assets in April 2018;

•        2,000 shares of common stock reserved for issuance to Helios and Matheson Information Technology Ltd. in exchange for entering into prior lockup agreements and a new 12-month lockup agreement;

•        18,545 shares of common stock reserved for issuance to various officers and consultants;

•        16,000 shares of common stock issuable to MoviePass Inc. (“MoviePass”) upon receipt of stockholder approval and conversion of the convertible promissory note in the principal amount of $12 million that we issued to MoviePass upon the closing of the Securities Purchase Agreement, dated August 15, 2017, between the Company and MoviePass;

•        1,000,000,002 shares of common stock issuable upon the conversion of the Series C Common Stock Purchase Warrants, Series D Common Stock Purchase Warrants and Series E Common Stock Purchase Warrants issued by the Company on January 16, 2019 (the “January 2019 Warrants”);

•        26,666,667 shares of common stock issuable upon the exercise of certain warrants issued to the placement agent in connection with the January 2019 Warrants;

•        166,670 shares of common stock issuable upon conversion of outstanding shares of Series B Preferred Stock;

•        996,019,920 shares of common stock issuable upon conversion of Series B Preferred Stock issuable upon exercise of Series F-1 Preferred Stock Purchase Warrants issued by the Company on March 25, 2019 the (the “Series F-1 Warrants”);

•        if stockholder approval of the Reverse Split Proposal is obtained, 80,001,600 shares of common stock issuable upon the conversion of Series B Preferred Stock issuable upon exercise of warrants issued to the placement agent in connection with the Series F-1 Warrants;

•        if stockholder approval of the Reverse Split Proposal is obtained, 1,004,020,080 shares of common stock issuable upon conversion of 60,240 shares of Series B Preferred Stock1 which would be issuable upon exercise of potential warrants that the Company may issue, in its sole discretion, in exchange for principal of and interest on outstanding debentures with an aggregate principal amount of $2.1 million that we issued to certain investors on April 30, 2019, as described in our Current Report on Form 8-K filed on May 1, 2019 (the “Debentures,” and such potential exchange, the “Debenture Exchange”, and such potential warrants, the “Series F-2 Warrants”); and

•        50,886 shares of common stock issuable upon the exercise of other warrants issued in public offerings.

The lack of adequate authorized shares of common stock available to issue upon conversion of the Series B Preferred Stock issuable upon exercise of the Series F-2 Warrants (if re-issued pursuant to the Debenture Exchange) and pursuant to future equity financings could materially limit or delay the Company’s ability to obtain capital as and when needed or consummate future acquisitions involving the payment of consideration in shares of our common stock. Effecting the Reverse Split Amendment would enable the Company to satisfy its reserve requirements under the warrants and create additional unreserved shares available for future equity financings and acquisitions.

If the Board determines to implement the Reverse Split Amendment following stockholder approval, the Company would communicate to the public, prior to the effective time of the Reverse Split Amendment, additional details regarding the Reverse Split Amendment (including the final reverse stock split ratio, as determined by the Board). The Board reserves the right to elect not to proceed with the Reverse Split Amendment if it determines, in its sole discretion, that the Reverse Split Amendment is no longer in the best interests of the Company or its stockholders.

In determining which reverse split ratio to implement, if any, following receipt of stockholder approval of this Proposal 1, the Board may consider, among other things, various factors, such as:

•        the historical trading price and trading volume of our common stock;

•        which reverse stock split amendment will permit us to issue, in our discretion, Series F-2 Warrants in the Debenture Exchange;

•        the then-prevailing trading price and trading volume of our common stock and the expected impact of a reverse split on the trading market for our common stock in the short- and long-term;

•        the Company’s ability to have its common stock quoted on the OTCQB® Venture Market;

•        which reverse stock split ratio would result in the least administrative cost to us; and

•        prevailing general market and economic conditions.

____________

1    These numbers do not include up to 9,819 shares of Series B Preferred Stock issuable upon exchange of interest accrued on the principal amount of the Debentures as of their maturity date, and up to 163,653,273 shares of our common stock issuable upon conversion of such shares of Series B Preferred Stock.

The failure of stockholders to approve this Proposal 1 would prevent the Company from having its common stock quoted on higher tier over-the-counter markets maintained by OTC Markets Group Inc. (“OTC”), thereby adversely impacting the liquidity of our common stock and our stockholders’ ability to liquidate it. As discussed below, Nasdaq delisted our common stock effective at the open of business on February 13, 2019. As a result, our common stock trades on the OTC Pink, which does not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has or even the requirements for continued trading that OTCQB® Venture Market has.

Reasons for the Reverse Split

To provide the Company with flexibility to issue Series F-2 Warrants in exchange for principal and interest due under the Debentures.

On March 25, 2019, the Company sold securities in the aggregate gross offering price of $6,000,000.00 (the “Offering”), consisting of (A) 60,000 shares of Series B Preferred Stock (each, a “Preferred Share”), with each Preferred Share convertible into 16,667 shares of the Company’s common stock, provided that the holder will be prohibited from converting Preferred Shares into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion, (B) Series F-1 Warrants to purchase an aggregate of 59,760 Preferred Shares and (C) Series F-2 Warrants (the Series F-2 Warrants together with the Series F-1 Warrants, collectively, the “Warrants”) to purchase an aggregate of 60,240 Preferred Shares.

On April 30, 2019, the Company exchanged the Series F-2 Warrants for $2.1 million aggregate principal amount of Debentures and the Series F-2 Warrants were cancelled. Pursuant to the terms of the Debentures, we may, in our sole discretion, exchange principal and interest due under the Debentures for new Series F-2 Warrants pursuant to the Debenture Exchange if the Reverse Split Proposal is approved.

The exercise price of the Series F-2 Warrants, if re-issued pursuant to the Debenture Exchange, will be $100.00 per Preferred Share. The Series F-2 Warrants will be exercisable, if re-issued pursuant to the Debenture Exchange, for five years following the issuance date. The exercise price of the Series F-2 Warrants, if re-issued pursuant to the Debenture Exchange, will be subject to adjustment as follows:

•        until the date that we consummate more than $4 million of Dilutive Issuances (as described below), if we issue any shares of common stock, or securities convertible into, or exercisable or exchangeable for shares of common stock, at a price less than the then exercise price divided by the then conversion rate of the Series B Preferred Stock (the “Threshold Price”), which issuances we refer to as Dilutive Issuances, then the exercise price of the Series F-2 Warrants will automatically be reduced to an amount equal to the then exercise price multiplied by the quotient obtained by dividing the lower issuance price by the then Threshold Price, provided that the exercise price will not be lower than $0.01 in any event; and

•        if we complete a reverse or forward stock split or reclassification of our common stock, and during the five trading days following such reverse or forward stock split or reclassification, the market price (as calculated pursuant to the terms of the Series F-2 Warrants) is less than the exercise price in effect immediately before the reverse or forward stock split or reclassification divided by the conversion rate of the Series B Preferred Stock, the exercise price will automatically be reduced to an amount equal to the then exercise price multiplied by the quotient obtained by dividing the market price (as calculated pursuant to the terms of the Series F-2 Warrants) by the then Threshold Price, provided that the exercise price will not be lower than $0.01 in any event.

If we do not obtain stockholder approval of the Reverse Split Proposal, then we will not have sufficient authorized shares available for issuance to consummate the Debenture Exchange and re-issue the Series F-2 Warrants, in which case the Debentures will remain outstanding and we will be obligated to repay the Debentures in cash in accordance with their terms. The Debentures mature on November 1, 2020 and bear interest at the rate of 12% per year. Such repayment obligation could have a material adverse effect on our business, results of operations and financial condition.

To quote our common stock on OTCQB® Venture Market.

An additional reason for implementing a reverse split of our common stock would be to increase the per share market price of our common stock in an attempt to quote our stock on OTCQB® Venture Market. On June 21, 2018, we received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) notifying us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with Nasdaq’s $1.00 minimum bid price requirement (the “Minimum Bid Price Requirement”). On December 19, 2018, we received a written notice from the Staff that we had not regained compliance with the Minimum Bid Price Requirement and were not eligible for a second 180-day period because the Staff determined that we would not be able to cure the deficiency. Although the Company timely appealed the Staff’s determination and requested a hearing before the Nasdaq Hearings Panel (the “Panel”), the Panel determined on February 11, 2019 to delist the Company’s common stock from The Nasdaq Capital Market. The suspension of trading in the Company’s common stock on the Nasdaq Capital Market became effective at the open of business on February 13, 2019.

The Company’s shares are currently quoted on the OTC Pink Market operated by OTC Markets Group Inc., under the symbol “HMNY.” The Board believes that it is in the best interests of the Company and its stockholders to have its common stock quoted on the OTCQB® Venture Market because this market is generally considered to be more efficient and more widely followed than the OTC Pink Market, leading to potentially greater liquidity of our stock.

We believe that a reverse split of our common stock would increase the likelihood that our common stock could be quoted on the OTCQB® Venture Market or listed in the future on a national securities exchange. The listing rules of the OTCQB® Venture Market require, among other things, that issuers maintain a minimum closing bid price of at least $0.01 per share. By potentially increasing the market price of our common stock as a result of the Reverse Split Amendment, the Company would be more likely to qualify for the OTCQB® Venture Market designation.

To potentially improve the liquidity of our common stock.

A reverse split of our common stock could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock and potentially decreasing the volatility of our common stock if institutions become long-term holders of our common stock. A reverse split of our common stock could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Certain Risks Associated with a Reverse Split

Following the effectiveness of any Reverse Split Amendment implemented by our Board following stockholder approval, we will have additional shares of our common stock available to issue upon conversion or exercise of securities of the Company that are convertible into or exercisable for common stock, including the 1,004,020,080 shares of common stock2 that we may issue upon conversion of Series B Preferred Stock that is issuable upon exercise of Series F-2 Warrants, if the Company determines to re-issue the Series F-Warrants, in its sole discretion, pursuant to the Debenture Exchange. In addition, we will continue to require significant proceeds from sales of our debt or equity securities to fund our operations for the near future, which will cause further dilution to stockholders. The issuance of a substantial amount of shares of common stock or securities convertible into or exercisable for common stock in the future could cause downward pressure on the price of our common stock and there is no assurance that the market price for the common stock will remain at a level sufficient to satisfy the minimum bid price requirement of the OTCQB® Venture Market.

____________

2    This number does not include up to 163,653,273 shares of our common stock issuable upon conversion of up to 9,819 shares of Series B Preferred Stock issuable upon exchange of interest accrued on the principal amount of the Debentures as of their maturity date.

Moreover, the total market capitalization of our common stock after the implementation of a reverse split of our common stock may be lower than the total market capitalization before such reverse split. On the trading day immediately before 1 share-for-250 share reverse split of our common stock effected on July 24, 2018 (the “July 2018 Reverse Stock Split”), our market capitalization was $37.9 million, with 421,299,736 shares of common stock outstanding. Immediately after giving effect to the July 2018 Reverse Stock Split, we had 1,750,979 shares issued and outstanding. As of April 3, 2019, our market capitalization was $13.5 million, notwithstanding that we had approximately 3 billion shares outstanding as of that date.

There can be no assurance that a reverse split of our common stock will increase the market price of our common stock and have the desired effect of enabling compliance with the minimum bid price requirements of the OTCQB® Venture Market. The Board believes that a reverse split of our common stock has the potential to increase the market price of our common stock so that the Company may be able to satisfy such requirements. However, the long- and near-term effect of a reverse split of our common stock upon the market price of our common stock cannot be predicted with any certainty. For instance, the July 2018 Reverse Stock Split did not enable the Company to regain compliance with Nasdaq’s Minimum Bid Price Requirement, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since investors may view a reverse split negatively. There can be no assurance that another reverse split will increase the market price of our common stock so that our common stock may become eligible for quotation on the OTCQB® Venture Market tier.

Further, a reverse split may not result in a per share price of our common stock that would attract brokers and investors who do not trade in lower priced stocks.

Impact of a Reverse Stock Split if Implemented

A reverse split of our common stock would affect all of our common stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of a reverse split of our common stock will be that:

•        the number of issued and outstanding shares of our common stock will be reduced proportionately based on the final reverse stock split ratio, as determined by the Board after stockholder approval of the Reverse Split Amendment;

•        if Proposals 1 and 2 are approved, the number of authorized shares of our common stock will be reduced from 5,000,000,000 to 2,000,000,000;

•        based on the final reverse split ratio, the per share exercise price of all of our outstanding options and warrants will be increased proportionately and the number of shares of our common stock issuable upon the exercise of all of our outstanding options and warrants will be reduced proportionately;

•        the number of shares of our common stock reserved for issuance and any maximum number of shares of our common stock with respect to which equity awards may be granted to any participant under the Company’s 2014 Equity Incentive Plan will be reduced proportionately based on the final reverse split ratio; and

•        the number of shares of our authorized common stock that are unissued and not reserved for future issuance will increase. However, if Proposals 1 and 2 are approved, the number of authorized shares of our common stock that will be available for issuance cannot exceed 2,000,000,000.

Although the number of outstanding shares of our common stock would decrease following the implementation of the Reverse Split Amendment by our Board after stockholder approval of the Reverse Split Amendment, the Board does not intend for a reverse split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The following table reflects the number of shares of common stock that would be outstanding as a result of the effectiveness of the Authorized Shares Reduction Amendment and the Reverse Split Amendment and the approximate percentage reduction in the number of outstanding shares of our common stock based on 3,001,394,590 shares of common stock issued and outstanding as of April 3, 2019. As of April 3, 2019, we had 1,998,605,410 shares of common stock available for issuance and were required to reserve for issuance upon conversion or exercise of convertible securities an additional 3,107,012,375 shares, including

1,004,020,0803 shares that we may issue upon conversion of the Series B Preferred Stock issuable upon exercise of the Series F-2 Warrants, if the Company determines to re-issue the Series F-2 Warrants, in its sole discretion, pursuant to the Debenture Exchange. The following table also shows the shares of our common stock that would be unreserved and available for issuance if the Reverse Split Amendment and the Authorized Shares Reduction Amendment are effected.

Proposed Reverse Stock Split Ratio	Approximate Percentage Reduction	Approximate Shares of Common Stock to be Outstanding After the Reverse Stock Split	Shares of Common Stock Unreserved and Available for Issuance After the Reverse Stock Split and the Authorized Shares Reduction Amendment
1-for-125	99%	24,011,157	1,951,132,744
1-for-250	100%	12,005,578	1,975,566,372
1-for-500	100%	6,002,789	1,987,783,186
1-for-1,000	100%	3,001,395	1,993,891,593

Effect of Reverse Split and Potential Anti-Takeover Effect

Management does not anticipate that our financial condition, the percentage ownership of our common stock by management, the number of our stockholders, or any aspect of our business will materially change as a result of the implementation of the Reverse Split Amendment. Because, if implemented, the Reverse Split Amendment will apply to all outstanding shares of our common stock, the implementation of the proposed Reverse Split Amendment will not alter the relative rights and preferences of existing stockholders. However, the number of shares of our common stock outstanding will be decreased, while the number of authorized shares of our common stock available for issuance will be increased.

Management does not currently plan to use the increase in our available authorized but unissued shares of common stock that will result from the implementation of the Reverse Split Amendment to make it more difficult or to discourage a future merger, tender offer or proxy contest or the removal of incumbent management. This Proposal 1 is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Summarized in the following paragraphs are provisions included in our certificate of incorporation, as amended, and our bylaws that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.

Effects of authorized but unissued common stock and blank check preferred stock.    One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board to make more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If the Board were to determine that a takeover proposal was not in the best interest of our stockholders, such shares could be issued by the Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our Board broad power to establish the rights and preferences of authorized and unissued shares of additional series of preferred stock. The creation and issuance of one or more additional series of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

____________

3    This number does not include up to 163,653,273 shares of our common stock that we may issue upon conversion of up to 9,819 shares of Series B Preferred Stock issuable upon exchange of interest accrued on the principal amount of the Debentures as of their maturity date.

Cumulative Voting.    Our certificate of incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the voting stock to elect some directors.

Vacancies.    Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders.    A special meeting of stockholders may be called by our Board or the Chairman of our Board and must be called by our Secretary at the request in writing of holders of record of a majority of our outstanding capital stock entitled to vote. The requirement that a majority of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

Fractional Shares

The implementation of a reverse split of our common stock by our Board after approval by the Reverse Split Amendment by our stockholders may result in fractional shares, which the Company will not issue. Instead the Company will, at the discretion of the Board, determine whether to (i) issue additional fractions of a share to holders that would otherwise be entitled to a fractional share upon the effectiveness of the reverse split so that such holders receive whole numbers of shares, or (ii) pay cash in an amount equal to the fair value of the fractions of a share.

Procedure for Effecting the Reverse Split

If the Board decides to implement a reverse split of our common stock following stockholder approval of the Reverse Split Amendment, such reverse split will become effective on the date the Reverse Split Amendment is filed with the Secretary of State of the State of Delaware. The time of such filing, if any, will be determined by the Board in its sole discretion. Beginning on the effective time of the Reverse Split Amendment, each certificate representing pre-reverse stock split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of common stock.

Certain U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax consequences relevant to such holders’ particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

•        persons that are not U.S. Holders (as defined below);

•        persons subject to the alternative minimum tax;

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•        persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        banks, insurance companies or other financial institutions;

•        real estate investment trusts or regulated investment companies;

•        brokers, dealers or traders in securities;

•        S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•        tax-exempt organizations or governmental organizations;

•        persons deemed to sell our common stock under the constructive sale provisions of the Code;

•        persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•        tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A reverse split of our common stock should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon any reverse split of our common stock, except with respect to cash received in lieu of a fractional share of our common stock. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to a reverse split of our common stock should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to a reverse split of our common stock. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Information Reporting and Backup Withholding.    A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to a reverse split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote required to pass Proposal 1

Proposal 1 will be approved if a quorum is present at the Special Meeting and the holders of (i) a majority of the voting power of outstanding shares of our common stock and the Preferred Stock, voting together as a single class, voted “for” such approval, (ii) a majority of the voting power of the outstanding shares of the Series A Preferred Stock, voting separately as a single class, vote “for” such approval, and (iii) a majority of the voting power of the outstanding shares of the Series B Preferred Stock, voting separately as a single class, vote “for” such approval. Abstentions will have the effect of a vote against Proposal 1. If Proposal 1 is approved and the Board decides to implement the Reverse Split Amendment, the Reverse Split Amendment will become effective on the date that the Reverse Split Amendment is filed with the Secretary of State of the State of Delaware, which time, if at all, will be determined by the Board in its sole discretion. The Board reserves the right at any time before the effective time of the Reverse Split Amendment, notwithstanding approval of Proposal 1 by the Company’s stockholders, to abandon the Reverse Split Amendment without further action by the stockholders. If Proposal 1 is not approved, the Reverse Split Amendment will not be filed with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE
REVERSE SPLIT AMENDMENT.

PROPOSAL 2

TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION,
AS AMENDED, TO EFFECT A DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF
THE COMPANY’S COMMON STOCK AND TOTAL AUTHORIZED SHARES
IF THE REVERSE SPLIT PROPOSAL IS APPROVED

(the Authorized Shares Reduction Proposal)

The Company proposes to amend its certificate of incorporation, as amended to decrease the number of authorized shares of the Company’s common stock from 5 billion (5,000,000,000) to 2 billion (2,000,000,000) shares and to decrease the total number of authorized shares of capital stock from 5,002,000,000 to 2,002,000,000.

The Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to the Company’s stockholders for their approval an amendment to the Company’s certificate of incorporation (the “Authorized Shares Reduction Amendment”), which amends paragraph one (1) of Article Fourth of our certificate of incorporation, to effect a reduction in the number of authorized shares of our common stock and the total number of authorized shares of our capital stock. The proposed form of Authorized Shares Reduction Amendment and the Reverse Split Amendment are attached to this proxy statement as Annex A. If the Reverse Split Amendment and the Authorized Shares Reduction Amendment are approved by the Company’s stockholders, the Company intends to file the Authorized Shares Reduction Amendment and the Reverse Split Amendment with the Secretary of State of the State of Delaware promptly following approval of a reverse split ratio by the Company’s Board of Directors.

The Board has determined that together the Reverse Split Amendment and the Authorized Shares Reduction Amendment are in the best interests of the Company and its stockholders. Because the amendments are designed to work together, the implementation of Proposal 2 is contingent upon stockholder approval of the Reverse Split Amendment in Proposal 1 and actual implementation of the Reverse Split Amendment by our Board. Accordingly, unless Proposal 1 is approved and the Reverse Split Amendment is actually implemented, Proposal 2 will not be implemented regardless of the outcome of the vote thereon.

Overview

Our certificate of incorporation currently authorizes the issuance of 5,000,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. 20,500 shares of preferred stock have been designated Series A Preferred Stock and 200,000 shares of preferred stock have been designated as Series B Preferred Stock. The Board approved the Authorized Shares Reduction Amendment, which amends Article FOURTH of the certificate of incorporation to decrease the number of authorized shares of common stock from 5,000,000,000 shares to 2,000,000,000 and, correspondingly, to decrease the total number of shares of all classes of capital stock that the Company has authority to issue from 5,002,000,000 shares to 2,002,000,000 shares.

The proposed Authorized Shares Reduction Amendment would amend paragraph one (1) of Article Fourth of the certificate of incorporation to read in its entirety as follows:

“The total number of shares of stock which the corporation shall have authority to issue is 2,002,000,000, of which two million (2,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Preferred Stock” and two billion (2,000,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Common Stock.”

Background and Purpose of the Authorized Shares Reduction Amendment

The main purpose of Proposal 2 is to alleviate the effect of implementation of the Reverse Split Amendment described in Proposal 1, following which the ratio of authorized common stock to issued and outstanding common stock will be higher than prior to the Reverse Split Amendment if this Proposal 2 is not implemented. This means that, without implementing Proposal 2, the Company would have authority, without further stockholder approval, to issue a greater number of shares of common stock, or proportionately more common stock, with a greater dilutive effect on existing stockholders than prior to the Reverse Split Amendment.

Additionally, the Board believes it is in the Company’s and the Company’s stockholders’ best interest to decrease the number of authorized shares of common stock because such reduction may enable us to reduce the amount of the Company’s annual franchise tax in the State of Delaware. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Accordingly, by reducing the number of authorized shares of our common stock, we may be able to reduce the amount of the Delaware franchise tax for which we will be liable.

Certain Risks and Potential Disadvantages Associated with the Decrease in Authorized Common Stock

The proposed decrease in the authorized number of shares of our common stock could have an adverse effect on us because the Board will have less ability to issue shares of our common stock in connection with a potential merger or acquisition, or capital raising transaction.

Effective Time of Decrease in Authorized Shares of Common Stock

Following stockholder approval of Proposals 1 and 2, the decrease in authorized shares of common stock would become effective upon the filing of a certificate of amendment to our certificate of incorporation reflecting the Authorized Share Reduction Amendment with the Secretary of State of the State of Delaware, or such later effective time as is specified in such certificate of amendment as permitted under Delaware law. The exact timing of the amendment will be determined by our Board based on its evaluation as to when effecting the reverse split and concurrent decrease in our authorized shares of our common stock will be the most advantageous to us and our stockholders.

Vote required to pass Proposal 2.

Proposal 2 will be approved if a quorum is present at the Special Meeting and the holders of (i) a majority of the voting power of the outstanding shares of our common stock and the Preferred Stock, voting together as a single class, voted “for” such approval, (ii) a majority of the outstanding shares of our common stock, voting separately as a single class, voted “for” such approval, (iii) a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single class, voted “for” such approval and (iv) a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, voted “for” such approval. Abstentions will have the effect of a vote against Proposal 2.

Proposal 2 is expressly conditioned upon approval of the Reverse Split Proposal. If Proposal 1 and Proposal 2 are approved, the Company intends to file the Authorized Shares Reduction Amendment together with the Reverse Split Amendment, in the form of Annex A attached to this proxy statement, following approval of a reverse split ratio by the Company’s Board of Directors. Accordingly, even if this Proposal 2 is approved by stockholders at the Special Meeting, it will not be implemented unless Proposal 1 is also approved by stockholders at the Special Meeting. If proposals 1 and 2 are not approved, the Authorized Shares Reduction Amendment will not be filed with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE Authorized Shares Reduction Proposal.

PROPOSAL 3

ADJOURNMENT PROPOSAL

We are asking our stockholders to approve a proposal to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Authorized Shares Reduction Proposal or the Reverse Split Proposal at the time of the Special Meeting or if we do not have a quorum at the Special Meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any reconvened session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of any of the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Authorized Shares Reduction Proposal or the Reverse Split Proposal such that one or both of the proposals would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Authorized Shares Reduction Proposal or the Reverse Stock Split Proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposals. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

Our Board of Directors believes that it is in the best interests of our Company and our stockholders to be able to adjourn the Special Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of the Authorized Shares Reduction Proposal or the Reverse Split Proposal if there are insufficient votes to approve such proposal at the time of the Special Meeting or in the absence of a quorum.

Vote and Recommendation

If a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of our common stock and Preferred Stock entitled to vote, voting together as a single class, and that voted for or against or expressly abstained with respect to this proposal, will be required for approval of this proposal. In the absence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of our common stock and Preferred Stock, voting together as a single class, represented in person or proxy at the Special Meeting will be required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth the number of shares of common stock beneficially owned as of March 25, 2019 (prior to the implementation of the proposed Reverse Stock Amendment) by:

•        each person known by the Company to own beneficially more than 5% of the Company’s common stock;

•        each person known by the Company to own beneficially more than 5% of the Company’s Series A Preferred Stock and Series B Preferred Stock;

•        each of the Company’s directors and named executive officers listed in the Summary Compensation Table under the sections entitled “Director Compensation” and “Executive Compensation and Related Information” in the 2018 Annual Meeting Proxy Statement; and

•        all of our current executive officers and directors as a group.

	Common Stock			Series A Preferred Stock		Series B Preferred Stock
Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Ownership(3)	Amount and Nature of Beneficial Ownership	Percentage of Series A Preferred Stock Ownership(4)	Amount and Nature of Beneficial Ownership	Percentage of Series B Preferred Stock Ownership(5)
5% Stockholders
Hudson Bay Capital Management, L.P.(6)	665,346,645	(7)	9.99%	10,000	48.78%	20,000	33.3%
Discover Growth Fund(8)	—		—	5,000	24.39%	—	—
Alto Opportunity Master Fund, SPC Segregated Master Portfolio B(9)	—		—	2,500	12.20%	—	—
Empery Asset Master, Ltd.(10)	—		—	1,336	6.52%	—	—
Armistice Capital Master Fund Ltd.(11)	665,346,640	(7)	9.99%			20,000	33.3%
Sabby Volatility Warrant Master Fund LTD(12)	665,346,640	(7)	9.99%			20,000	33.3%
Named Executive Officers and Directors						—	—
Theodore Farnsworth	9,960	(13)	*	—	—	—	—
Stuart Benson	—	(14)	—	—	—	—	—
Joseph Fried	—		—	—	—	—	—
Muralikrishna Gadiyaram	9,294	(15)	*	—	—	—	—
Prathap Singh	160	(16)	*	—	—	—	—
Gavriel Ralbag	160	(16)	*	—	—	—	—

All current directors and executive officers as a group (7 persons)	19,574	(17)	*	—	—	—	—

____________

*        Less than 1%

(1)      Unless otherwise noted, the business address of each named person is c/o Helios and Matheson Analytics Inc., Empire State Building, 350 Fifth Avenue, Suite # 7520, New York, New York 10118.

(2)      Unless otherwise noted, each person named in the table below has sole voting and investment power with regard to all shares beneficially owned, subject to applicable community property laws. All share information in the table reflects the July 2018 Reverse Stock Split.

(3)      The percentages shown are calculated based on 2,001,541,260 shares of common stock issued and outstanding on March 25, 2019. In calculating the percentage of ownership, all shares of common stock that are acquirable by the identified person or group within 60 days of March 25, 2019 are deemed to be outstanding for purposes of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(4)      Each share of Series A Preferred Stock is entitled to 3,205 votes on all matters on which stockholders generally are entitled to vote. The amount of votes with respect to each holder of Series A Preferred Stock, when aggregated with the common stock held by such holder, is subject to a 19.90% voting power limitation based on the voting power of the Company as of June 21, 2018.

(5)      Each share of Series B Preferred Stock is entitled to 16,667 votes on all matters on which stockholders generally are entitled to vote. The amount of votes with respect to each holder of Series B Preferred Stock, when aggregated with the common stock held by such holder, cannot exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series B Preferred Stock held by such holder.

(6)      Hudson Bay Capital Management, L.P. (“Hudson Bay”), which serves as the investment manager to Hudson Bay Master Fund Ltd., in whose name the securities reported are held, may be deemed to be the beneficial owner of all shares of common stock of the Company held by Hudson Bay Master Fund Ltd. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay. Mr. Gerber disclaims beneficial ownership of these securities. The address for Hudson Bay and Mr. Gerber is 777 Third Avenue, 30th Floor, New York, New York 10017.

(7)      Includes 333,340,000 shares of common stock issuable upon conversion of the Series B Preferred Stock held by such person and 332,006,640 shares of common stock issuable upon conversion of the Series B Preferred Stock issuable upon exercise of the Series F-1 Warrants held by such person, in each case, as of March 25, 2019. Does not include 389,224,451 shares of common stock issuable upon conversion of the Series B Preferred Stock issuable upon exercise of Series F-2 Warrants that we may re-issue in the Debenture Exchange if stockholders approve Proposal 1 at the Special Meeting. The number of shares issuable upon conversion of the Series B Preferred Stock, when aggregated with the common stock held by such holder, cannot exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series B Preferred Stock held by such holder.

(8)      Discover Growth Fund is a Cayman Islands exempted mutual fund and its address is 4th Floor, Harbour Place, 103 South Church Street, Grand Cayman KY1-1002, Cayman Islands.

(9)      Alto Opportunity Master Fund, SPC Segregated Master Portfolio B, a Cayman Islands exempted company, is a private investment vehicle and its principal business office is 222 Broadway, 19th Floor, New York, NY 10038.

(10)    The address for Empery Asset Master Ltd. is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(11)    The address for Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. Armistice Capital, LLC is the investment manager of Armistice Capital Master Fund Ltd. Steven Boyd is the managing member of Armistice Capital, LLC. Both share voting and dispositive power over the shares held by this entity and disclaims beneficial ownership of these securities.

(12)    The address for Sabby Volatility Warrant Master Fund, Ltd. is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458. Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd., except to the extent of their respective pecuniary interest therein.

(13)    This amount includes 1,000 shares issuable within 60 days of March 25, 2019, subject to entry into applicable award agreements. This amount does not include 8,213 shares of common stock that have been approved for issuance to Mr. Farnsworth in conjunction with the execution of his employment agreement, but have not yet been approved by our stockholders, as required by Nasdaq Listing Rule 5635(c).

(14)     Mr. Benson resigned from his position as Chief Financial Officer and Corporate Secretary effective March 22, 2019.

(15)    Includes (i) 2,750 shares held by Helios & Matheson Information Technology Ltd. and (ii) 3,544 shares held by Helios Matheson Inc., over which Mr. Gadiyaram holds shared voting and investment control.

(16)    Mr. Singh and Mr. Ralbag each received a grant of 160 shares as payment for services rendered as an independent director during 2017. The shares of common stock have not yet been issued.

(17)    Includes 1,000 shares of common stock that may be issued within 60 days following March 25, 2019, and 320 shares of common stock granted to independent directors but not yet issued.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS AND
STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2019 Annual Meeting of Stockholders must be received by us no later than August 12, 2019, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed the proxy statement for its 2018 Annual Meeting of Stockholders, and must comply with the requirements of the proxy rules promulgated by the SEC. The Company must receive notice of any stockholder proposal to be submitted at the 2019 Annual Meeting of Stockholders, but not required to be included in our proxy statement, no later than October 26, 2019, which is 45 calendar days before the one-year anniversary of the date on which the company first mailed the proxy statement for the 2018 Annual Meeting of Stockholders. Stockholder proposals should be addressed to our Secretary at Helios and Matheson Analytics Inc., Empire State Building, 350 5th Avenue, Suite 7520, New York, NY 10118, Attn: Robert Damon, Secretary.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Governance Committee for next year’s Annual Meeting.

OTHER MATTERS

The Company does not intend to bring any other matters before the Special Meeting and has no reason to believe any other matters will be presented. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

New York, New York
May 1, 2019

Annex A

Authorized Shares Reduction Amendment and Reverse Split Amendment

Certificate of Amendment of
Certificate of Incorporation of
Helios and Matheson Analytics Inc.

Under Section 242 of the Delaware General Corporation Law

Helios and Matheson Analytics Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), hereby certifies as follows:

The certificate of incorporation of the Corporation is hereby amended as follows:

1.      Paragraph one (1) of Article Fourth of the certificate of incorporation to read in its entirety as follows:

“The total number of shares of stock which the corporation shall have authority to issue is 2,002,000,000, of which two million (2,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Preferred Stock” and two billion (2,000,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Common Stock.”

2.      Paragraph one (1) of Article Fourth is hereby amended to add the following paragraph thereto:

“Reverse Split. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Second Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Second Effective Time (the “Second Old Common Stock”) shall be automatically reclassified as and converted into [1/2 to 1/1,000] of a fully paid and nonassessable share of Common Stock (the “Second New Common Stock”). No fractional shares of the Second New Common Stock shall be issued in connection with such reclassification and in lieu of any such shares of the Second New Common Stock that otherwise would be issued, the Board of Directors will elect to either issue additional fractions of a share of Second New Common Stock to holders of any such fractional shares such that such holders receive whole numbers of shares of Second New Common Stock, or to pay cash in lieu of any fractional shares of Second New Common Stock. Any stock certificate that, immediately prior to the Second Effective Time, represented shares of the Second Old Common Stock, shall from and after the Second Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Second New Common Stock into which such shares of Second Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment.”

The forgoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer this ____ day of _______ 2019.

Theodore Farnsworth, Chief Executive Officer

A-1

Proxy Card

Special Meeting Admission Ticket

Special Meeting of Helios and Matheson Analytics Inc. Stockholders

May 24, 2019, 10:00 a.m. (EST)
virtually at www.meetingcenter.io/290682481

The Special Meeting of Stockholders of Helios and Matheson Analytics Inc. will be held on
May 24, 2019 at 10:00 a.m. (EST) virtually via the internet at www.meetingcenter.io/290682481.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — HMNY2019.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.edocumentview.com/HMNY

Small steps make an impact.
Help the environment by consenting to receive electronic
delivery, sign up at www.investorvote.com/HMNY

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

PROXY – HELIOS AND MATHESON ANALYTICS INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING – May 24, 2019

The undersigned hereby appoints Theodore Farnsworth and Robert Damon and each of them, as proxies and attorneys-in-fact for the undersigned, with full power to act without the other and with full power of substitution, and hereby authorizes them to act for the undersigned and to vote, as designated below, all of the shares of common stock, $0.01 par value per share, Series A Preferred Stock, $0.01 par value per share, and Series B Preferred Stock, $0.01 par value per share, in each case, of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on May 24, 2019 at 10:00 a.m. ET. You may attend the meeting and any and all adjournments or postponements thereof virtually via the Internet at www.meetingcenter.io/290682481, where you will be able to vote. Your control number is the 15-digit number printed on the front of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU SIGN AND RETURN THIS PROXY WITHOUT GIVING ANY INSTRUCTION, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

(Items to be voted appear on reverse side)

Non-Voting Items
Change of Address – Please print new address below.

Comments – Please print your comments below.

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card

Online

Go to www.investorvote.com/HMNY or scan the
QR code — login details are located in the shaded bar below.

Phone

Call toll free 1-800-652-VOTE (8683) within the USA,
US territories and Canada

Save paper, time and money!

Sign up for electronic delivery at
www.investorvote.com/HMNY

Using a black ink pen, mark your votes with an X as shown in this example. [X] Please do not write outside the designated areas.
• • •
Special Meeting Proxy Card	(XXXX XXXX XXXX XXX)

↑ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ↑

The Board of Directors recommends a vote FOR Proposals 1 – 3.	Please Mark Here for Address Change or Comments ☐ SEE REVERSE SIDE

1. to approve an amendment to the Company’s certificate of incorporation to effect a one-time reverse stock split of common stock at a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-1,000 shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. if proposal 1 is approved, to approve an amendment to the Company’s certificate of incorporation to reduce the number of shares of the Company’s authorized common stock (the “Authorized Shares Reduction Amendment”) from 5,000,000,000 to 2,000,000,000 and to decrease the total number of authorized shares of capital stock from 5,002,000,000 to 2,002,000,000; and

	☐	☐	☐

3. to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 or Proposal 2 at the time of the special meeting or in the absence of a quorum.

	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Signature	Signature	Date

Please sign exactly as the name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.